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Exhibit 1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-XXXXX) of Natural MicroSystems Corporation of our report dated October 13, 2000 relating to the financial statements and supplemental schedule of the Natural MicroSystems Corporation 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
December 18, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS